UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 24, 2005

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-16741	94-1667468

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction incorporation)		Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Purchase and Sale Agreement dated March 24, 2005
Consent of Ernst & Young
Press Release - Acquisition
Press Release - Public Offering

Item 1.01. Entry into a Material Definitive Agreement.

     On March 24, 2005, Comstock Oil & Gas, LP, an indirect wholly-owned subsidiary of Comstock Resources, Inc. (“Comstock”), entered into a purchase and sale agreement with EnSight Energy Partners, L.P., EnSight Laurel Production, LLC, Fairfield Midstream Services, LLC and EnSight Energy Management, LLC (collectively, “EnSight”) to acquire from EnSight certain oil and gas properties and related assets for $192.5 million in cash (subject to adjustment). The transaction will be effective April 1, 2005 and is expected to close in May 2005. Comstock will acquire producing properties in the East Texas area, Louisiana and Mississippi. Comstock estimates that the properties being acquired have proved reserves of approximately 120.2 billion cubic feet of gas equivalent. These reserves are 57% natural gas and 43% oil. In addition to the proved reserves, Comstock estimates that the properties being acquired have probable reserves of 85.6 Bcfe, which relate to an additional 133 drilling locations not included in the proved reserves. Approximately 37% of the proved reserves are in the proved developed category. The Purchase and Sale Agreement relating to this transaction, dated March 24, 2005, is attached hereto as Exhibit 2.1.

Item 7.01. Regulation FD Disclosure.

     On March 28, 2005, Comstock announced that it plans to commence a public offering of approximately $125.0 million of its common stock pursuant to its existing shelf registration statement. The proceeds from the offering will be used to repay amounts outstanding under its credit facility. Thereafter, Comstock expects to use borrowings under its credit facility and proceeds from the previously announced refinancing of the debt owed to Comstock by Bois d’Arc Energy, LLC to fund the acquisition from EnSight.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated March 24, 2005

23.4	Consent of Ernst & Young with respect to Form 10-K for the year ended December 31, 2004

99.1	Press Release dated March 28, 2005 announcing the acquisition

99.2	Press Release dated March 28, 2005 announcing the public offering

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: March 28, 2005	By:	/s/ M. Jay Allison
M. Jay Allison
President and Chief Executive Officer